FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is made and entered into as of September 30, 2011, by and between VAIL RESORTS, INC. (the “Company”), and Robert A. Katz (“Executive”).

RECITALS

A.           The Company and Executive entered into that certain Employment Agreement, dated October 15, 2008 (the “Agreement”); and

B.           The Company and Executive desire to amend the Agreement as follows.

NOW, THEREFORE, the parties hereto agree as follows:

1.           Section 3(d) is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Section 3(d) to the contrary, in the event of a termination by Executive for Good Reason solely pursuant to clause (v), Executive shall not be entitled to the payments contemplated by clause (w), (x) or (y) in this Section.”

2.           Section 17 is hereby deleted in its entirety.

3.           Except as modified by this Amendment, the Agreement shall remain in full force and effect.

4.           This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.           The internal laws of the State of Colorado shall govern the construction and enforcement of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

VAIL RESORTS, INC.:

By:  /s/ Jeffrey W. Jones
Name:  Jeffrey W. Jones
Title:  Co-President and Chief Financial Officer

EXECUTIVE:

/s/  Robert A. Katz
Robert A. Katz